CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                                   EXHIBIT 10.22

                               LICENSE AGREEMENT

     This Agreement is made and effective as of January 21, 1986, by and between Gen-Probe, Inc., a California corporation with its principal place of business located at 9620 Chesapeake Drive, San Diego, California 92123 ("Gen-Probe"), Bioanalysis, Ltd., whose registered office is located at College Buildings Courtenay Road Splott Cardiff ("Bioanalysis") and the University of Wales College of Medicine ("UWCM") located at Heath Park, Cardiff CF44XN.

                                    RECITALS

     WHEREAS, Bioanalysis has entered into a License Agreement with UWCM dated July 12, 1984 (the "UWCM" Agreement") regarding certain University Patent Rights (as hereafter defined) covering the UWCM Technology (as hereinafter defined), and

     WHEREAS, by virtue of the UWCM Agreement, Bioanalysis has acquired the exclusive right and license to develop, manufacture, market and sell, either by itself or with such other parties as UWSM and Bioanalysis shall determine, [***] incorporating the UWCM Technology covered by the University Patent Rights, with the right to grant sublicenses, and

     WHEREAS, Bioanalysis also possesses certain other Bioanalysis Confidential Information (as hereinafter defined) and may in the future possess certain Bioanalysis Patent Rights (as hereinafter defined) relating to the UWCM Technology, and

     WHEREAS, Gen-Probe is desirous of obtaining from Bioanalysis, and Bioanalysis is willing to grant to Gen-Probe, in accordance with the terms and provisions of the UWSM Agreement, a world-wide, exclusive sublicense under the University Patent Rights and a world-wide, exclusive license under the Bioanalysis Confidential Information and Bioanalysis Patent Rights to exploit such rights and know-how in the field of [***]:

     NOW THEREFORE, the parties hereto agree as follows:
     1.   Definitions
          A. "Affiliate" shall mean any entity at least fifty (50) percent of which is owned or controlled by Gen-Probe.
          B. "UNIVERSITY PATENT RIGHTS" shall mean the United States and foreign patents set forth in Exhibit A, the United States and Foreign pending patent applications set forth in Exhibit A, the United States and Foreign Patents issuing from said pending United States and Foreign patent applications or later-filed United States or Foreign applications based upon any of said United States or Foreign patents or applications, any other patents or patent applications which are now or hereafter licensed to Bioanalysis pursuant to the UWCM Agreement, and any improvements, continuations, continuations-in-part, divisions, reissues or extension of any of the foregoing.
          C.   "UWCM TECHNOLOGY" shall mean the technology covered by


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                                      -1-
the University Patent Rights, which consists of certain compounds, materials, processes, and procedures relating to the use of stable derivatives of aryl acridinium esters as labeling agents in chemiluminescent assays such that
(i)assay reagents may be labeled with such derivatives to very high densities, and (ii) such labeled assay reagents, following the triggering of a light emitting reaction, may be quantified or detected with high sensitivity by measuring or sensing the emitted light through simple photon counters.

     D. "BIOANALYSIS PATENT RIGHTS" shall mean any and all United States Patents and Foreign Patents or Patent Applications now or hereafter owned by or licensed to Bioanalysis (other than the University Patent
Rights) relating to the UWCM Technology and any improvements, continuations, continuations-in-part, divisions, reissues or extensions of any of the foregoing.

     E. "BIOANALYSIS CONFIDENTIAL INFORMATION" shall mean and collectively include all technical information which is now or hereafter owned by or licensed to Bioanalysis which is not disclosed in the University Patent Rights or Bioanalysis Patent Rights and which relates to the UWCM Technology, to the extent that such information (a) was not known to Gen-Probe as of the date of disclosure, or (b) was not and is not subsequently (i) disclosed in published literature, or (ii) becomes generally available to industry, or (iii) is subsequently obtained by Gen-Probe from a third party without binder of secrecy upon Gen-Probe, provided, however, that Gen-Probe has no reason to believe that such third party is in breach of any confidentiality obligations to Bioanalysis.

     F. "CHEMILUMINESCENCE TECHNOLOGY" shall mean that body of knowledge inclusive of (i)the Bioanalysis Confidential Information and (ii) any and all knowledge now or hereafter disclosed in the University Patent Rights or Bioanalysis Patent Rights.

     G.   "LICENSED PRODUCTS" shall mean [***].

     H. "NET SALES" shall mean the invoiced price of Licensed Products sold by Gen-Probe or its Affiliates less the applicable commissions, discounts, allowances, returns, transportation costs, insurance charges, duties, and use, value-added and sales taxes. In the event a Licensed Product is sold pursuant to a reagent rental or comparable sale or lease program, that portion of the invoiced price of such Licensed Product allocable to equipment/instrument recovery accounts shall also be deducted in determining the Net Sales of such Licensed Product, using generally accepted accounting principles consistently applied. In the event a Licensed Product is sold in a combination package containing other items, Net Sales, for purposes of payments on the combination package, shall be calculated by multiplying the Net Sales of that combination by the fraction A/(A+B)

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                                      -2-
where A is the net selling price for the Licensed Product sold separately and A+B is the net selling price of the Licensed Product sold in combined form. In the event that no such separate sales are made of the items in such a combination package, Net Sales for the purpose of payments shall be calculated by multiplying Net Sales of that combination package by the fraction C/(C+D) where C is the fully allocated cost of the Licensed Product and D is the fully allocated cost of such other items in the combination package, with such standard costs being arrived at using Gen-Probe's standard accounting procedures. With respect to the provisions relating to sales of combination packages and products sold through reagent rental programs, Bioanalysis shall, at its own cost and expense, have the right to review Gen-Probe's allocation and standard accounting procedures through an independent certified public accountant; provided, however,that such accountant shall only disclose information revealed in such a review to Bioanalysis to the extent necessary to procedures. Such review shall take place during regular business hours on the premises of Gen-Probe's place of business upon reasonable notice of thirty (30) days.
     I. "GEN-PROBE CONFIDENTIAL INFORMATION" shall mean and collectively include: (i) all business and technical information pertaining to Gen-Probe which Bioanalysis may learn in connection with any audit of Gen Probe's records or from any report by Gen-Probe furnished pursuant to the provisions of Sections 7 and 8 hereof; and (ii) all technical information which is disclosed in confidence by Gen-Probe to Bioanalysis to the extent that such information (a) was not known to Bioanalysis as of the date of disclosure (b) was not and is not subsequently (i) disclosed in published literature, or (ii) becomes generally available to industry, or (iii) is subsequently obtained by Bioanalysis from a third party without binder of secrecy upon Bioanalysis, provided, however, that Bioanalysis has no reason to believe that such third party is in breach of any confidentiality obligations to Gen-Probe.

     2.   COMMENCEMENT AND DURATION
     This Agreement shall commence in full force and effect on the 21st day of January, nineteen hundred and eighty-six, and shall expire on the date of expiration of the last to expire of the University Patent Rights or the Bioanalysis Patent Rights and shall be construed accordingly.

     3.   GRANT
     (i) In consideration of the covenants hereinafter contained and the royalties hereinafter reserved, Bioanalysis hereby grants to Gen-Probe and its Affiliates a world-wide, exclusive sublicense under the University Patent Rights and a world-wide, exclusive license under the Bioanalysis Patent Rights and Bioanalysis Confidential Information to develop, use, manufacture, have manufactured, market and sell Licensed Products, and to practice the processes and procedures of such Patent Rights and Confidential Information for the purpose of the foregoing.

     (ii) During the term of this Agreement, Gen-Probe shall have, subject to the consent of Bioanalysis, which consent shall not be unreasonably withheld, the right to sublicense any of the rights, privileges, and license granted hereunder. Unless Bioanalysis objects to any proposed sublicense within thirty
(30) days of receiving notice thereof, it shall be deemed to consent to such sublicense. In the event Gen-Probe sublicenses pursuant to this provision, any and all royalties and consideration received under such sublicenses shall be divided equally between Gen-Probe and Bioanalysis (subject, in the case of Bioanalysis, to Bioanalysis' obligations under the UWCM Agreement).
     (iii) Bioanalysis warrants that it is authorized, with the approval of UWCM, to grant such a license as disclosed in this Agreement under the terms and conditions of the UWCM Agreement. Bioanalysis further agrees to furnish a true and correct copy of this Agreement within one month of its execution to UWCM pursuant to paragraph 5 of the UWCM Agreement.

     4.  DISCLOSURE OF CHEMILUMINESCENCE TECHNOLOGY
     (i) Bioanalysis shall, within thirty (30) days of the effective date of this agreement and continuously thereafter, disclose to Gen-Probe all existing Chemiluminescence Technology which is necessary or in any way useful to enable Gen-Probe to develop, use, manufacture, have manufactured, market and sell Licensed Products.
     (ii) Gen-Probe and Bioanalysis shall continue to negotiate in good faith a Development Agreement whereby Bioanalysis shall assist Gen-Probe in the development of Licensed Products. In the event the parties hereto are unable to agree upon the terms of such a Development Agreement within six months of the effective date of this Agreement, then Gen-Probe shall promptly pay to Bioanalysis the sum of [***].

     5.  CONFIDENTIALITY
     (i) Both Bioanalysis and Gen-Probe hereby mutually agree to maintain the Confidential Information of the other in the strictest confidence. Except for the proper exercise of any license granted and rights reserved under the provisions of this Agreement, each party agrees that it and its Affiliates will not publish or otherwise divulge or use for its or their own benefit the Confidential Information furnished to it by the other party without the expressed written consent of the party providing such confidential information. Both parties shall also cause its directors, officers, employees, and agents to treat the Confidential Information of the other in a confidential manner and not to utilize or disclose the same except as otherwise provided for in this Agreement, and Gen-Probe shall require sublicensees to agree to treat Bioanalysis Confidential Information in the same manner. The terms and conditions of this clause shall not apply to Confidential Information which ceases to be confidential pursuant to Sections 1 (E) and (I) hereof, but otherwise shall survive the termination of this Agreement.

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the Commission. Confidential treatment has been requested with respect to the omitted portions.

     6.   Royalties

     (i) Gen-Probe shall during the continuance of this Agreement make payments on Net Sales of the Licensed Products according to the following schedule:

          [***]

     (ii) In the event Gen-Probe is obliged to pay a royalty to a third party to develop, use, manufacture, have manufactured, market or sell a Licensed Product subject to this Agreement, Gen-Probe may reduce its payment obligation hereunder by an amount equal to the royalty to the third party, but, in no event, shall the royalty owed Bioanalysis be reduced by more than [***].

     (iii) Commencing with the first fiscal year of Gen-Probe beginning more than three years from the effective date of this Agreement, a minimum royalty (the "Minimum Royalty") must be paid to Bioanalysis by Gen-Probe in order to maintain the exclusivity of the rights and licenses granted herein. The Minimum Royalty shall be [***] per year for the first of such years, and [***] for subsequent years. In the event the amount due on Net Sales of Licensed Products is less than the Minimum Royalty for any such year, Gen-Probe may preserve the exclusivity of the rights and license granted herein by also paying to Bioanalysis the difference between the amount due on Net Sales of Licensed Products for any such year and the Minimum Royalty, payable within sixty days of the end of the fiscal year in question. In the event the total payment by Gen-Probe is less than the Minimum Royalty for any such year, the exclusivity of the rights and licenses granted herein shall cease.

     7.   Record-Keeping, Payment and Reports

     (i) Gen-Probe and its affiliates shall maintain a complete and accurate account of the amounts sold and Net Sales of all Licensed Products.

     (ii) Within sixty (60) days after the end of each fiscal quarter (as Gen-Probe may establish from time to time for its corporate operations) Gen-Probe shall provide Bioanalysis with a written statement of Net Sales of Licensed Products by Gen-Probe and Gen-Probe Affiliates, a calculation of royalties owed, and a payment of the total amount then due. The first statement shall be due after the first fiscal quarter in which the first sale of Licensed Product occurs. Thereafter the report shall be made even if no royalty is due.

     (iii) Bioanalysis at its own cost and expense and upon reasonable sixty-day notice shall have access to and shall have the right through an independent certified public accountant to inspect and make extracts from such documents as necessary for Bioanalysis to ascertain the accuracy of the written statement of Net Sales; provided, however, that such accountant shall only disclose information revealed in such a review to Bioanalysis to the extent necessary to

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the Commission. Confidential treatment has been requested with respect to the omitted portions.

verify Gen-Probe's statement of Net Sales. In the event Bioanalysis ascertains that the written statement of Net Sales is in error by greater than 10% and has resulted in underpayment of royalties by Gen-Probe, Gen-Probe shall, in the event it concurs with Bioanalysis' allegation of underpayment, promptly pay Bioanalysis the underpaid amounts and reimburse Bioanalysis for all reasonable expenses incurred by Bioanalysis in establishing such underpayment; provided, however, that the amount of such expenses so reimbursed by Gen-Probe shall not exceed [***]. In the event Gen-Probe disputes Bioanalysis' allegation of underpayment, the parties shall engage in arbitration pursuant to Section 11 hereof.

     (iv) In addition to its obligations under Section 5 hereof, Bioanalysis agrees to hold in confidence all information concerning royalty payments and sales by Gen-Probe. This obligation shall survive termination of this Agreement.

     (v) Payment shall be made in U.S. currency. For payments based upon sales outside of the United States, conversion of the payment to U.S. currency shall be based on the average for the applicable quarter of the daily exchange rate for the country of sale published in the Wall Street Journal.

     (vi) All taxes which Gen-Probe or its Affiliates are required to withhold form royalty payments shall be deducted from such payments and evidence of such payments or withholding shall be delivered to Bioanalysis at the time the accounting for the payment is made to Bioanalysis.

     8.   Scope of Agreement

     (i) Gen-Probe understands that Bioanalysis has entered into an agreement with Corning Medical (the "Corning Medical Agreement"), whereby Bioanalysis has granted to Corning Medical an exclusive license under the UWCM Patent Rights and certain Bioanalysis proprietary information in a field other than that which is the subject of this Agreement. It is understood by the parties hereto that this Agreement shall relate to the exploitation of the Chemiluminiscent Technology as such may apply to [***]. Further expansion in the scope of this Agreement may be considered by the parties hereto provided that (a) there exists no overlap between this Agreement and the Corning Medical Agreement or (b) in the event there is an overlap, a satisfactory agreement is obtained between Gen-Probe, Bioanalysis and Corning Medical.

     (ii) Notwithstanding Section 4 hereof, Bioanalysis shall not be required hereunder to disclose to Gen-Probe any Bioanalysis Confidential Information which is applicable only to the field of use which is the subject of the Corning Medical Agreement or any Corning Medical confidential information obtained pursuant to the Corning Medical Agreement.

     9.   Patents

     Nothing in this Agreement shall be construed to prevent Bioanalysis or Gen-Probe or its Affiliates from applying for patents for new techniques or products for which Bioanalysis or Gen-Probe

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     the Commission. Confidential treatment has been requested with respect to the omitted portions.

and its Affiliates are responsible, and, except for the licensing rights granted to Gen-Probe by this Agreement, any such techniques or products shall be the sole and exclusive property of such responsible party. By way of example, but not limitation, any and all improvements of the Chemiluminescent Technology developed by Gen-Probe shall be the sole and exclusive property of Gen-Probe, whether patentable or not. Gen-Probe shall, however, disclose to Bioanalysis any such improvements; provided that Bioanalysis shall receive such disclosures subject to its confidentiality obligations under this Agreement, and shall have no rights to such improvements. Joint patents shall be the sole and exclusive property of Gen-Probe, but Gen-Probe shall negotiate in good faith with Bioanalysis for the payment of reasonable compensation to Bioanalysis with respect to such joint patents, if such patents fall outside of the field of use as described in Section 1(G) herein.

      10. PATENT PROSECUTION

       (i)     Bioanalysis shall, to the extent permitted by the UWCM
Agreement, seek prompt issuance of and prosecute and maintain at its own expense during the term of this Agreement the patent applications listed in Schedule A and any patents issuing therefrom and any improvements, continuations, continuations-in-part, divisions, reissues or extensions thereof.
       (ii) Bioanalysis shall consult with Gen-Probe concerning the progress and strategy of all patent prosecutions and furnish Gen-Probe bi-annual reports summarizing the status of such prosecutions.

     11. PATENT ENFORCEMENT

         (i)   UNIVERSITY PATENT RIGHTS.

             (a) UWCM agrees to use all reasonable measures to enforce the University Patent Rights against all infringers.
             (b) Bioanalysis shall, pursuant to paragraph 18 (1) of the UWCM Agreement, give notice in writing to UWCM (with full technical supporting information) of any infringement or threatened infringement of the University Patent Rights which shall at any time come to its knowledge.
             (c) Pursuant to paragraph 18(2) of the UWCM Agreement, if UWCM shall fail for a period of three (3) months after due notice in writing under subsection (b) above has been given to UWCM of an infringement of the University Patent Rights to institute proceedings necessary to prevent such infringement and to indemnity Bioanalysis against all damages, claims, costs and expenses in respect thereof, Bioanalysis shall be relieved from further obligation to pay any royalties under the UWCM Agreement and shall be at liberty at its own cost and expense to institute and prosecute any such action or proceedings in the name of UWCM; provided, however, that if the infringement or alleged infringement shall subsequently cease, royalties shall become payable again as from the date of such cessation.
             (d) If for any reason Bioanalysis shall fail to institute or prosecute any such claim for infringement which UWCM has failed to pursue under subsection (c) above, Gen-Probe shall, at its sole option and discretion, but without obligation, have the right to pursue such claim for infringement at its own cost and expense. Any recovery of damages by Gen-Probe from such proceedings shall be the sole property of Gen-Probe. No settlement, consent judgment, or other voluntary final disposition of the suit may be entered into without the Consent of Bioanalysis, which consent shall not be unreasonably withheld.
           (e) In the event Gen-Probe exercises its option to proceed to institute or prosecute such infringement proceedings under subsection (d) above, Gen-Probe shall be relieved from further royalty payments under this Agreement until such time as the infringement or alleged infringement shall cease, at which time royalties shall become payable again as from the date of such cessation.
           (f) In the event of an infringement or infringements by third parties of the University Patent Rights, and on a scale significantly affecting Gen-Probe's sales of Licensed Products, and neither UWCM, nor Bioanalysis, nor Gen-Probe shall elect to bring an infringement suit against such infringer, the royalties hereunder payable by Gen-Probe shall be reduced by [***]; provided, however, Gen-Probe shall present information to Bioanalysis that such infringer shall have refused to enter into a sublicensing agreement with Gen-Probe.
     (ii)      BIOANALYSIS PATENT RIGHTS
               (a) Bioanalysis agrees to use all reasonable measures to enforce the Bioanalsysis Patent Rights against all infringers.
               (b) Gen-Probe shall give notice in writing to Bioanalysis (with full technical supporting information) of any infringement or threatened infringement of the Bioanalysis Patent Rights which shall at any time come to its knowledge.
               (c) If Bioanalysis shall fail for a period of three (3) months after due notice in writing under subsection (b) above has been given to Bioanalysis of an infringement of the Bioanalysis Patent Rights to institute proceedings necessary to prevent such infringement and to indemnify Gen-Probe against all damages, claims, costs and expenses in respect thereof, the amount of royalties payable by Gen-Probe hereunder shall be reduced by [***], and Gen-Probe shall pay the remaining amount of royalties payable hereunder directly to UWCM in fulfillment of its royalty obligations hereunder, and shall be at liberty at its own cost and expense to institute and prosecute any such action or proceedings in the name of Bioanalysis, provided, however, that if the infringement of alleged infringement shall subsequently cease, royalties shall become payable again as from the date of such cessation. Any recovery of damages by Gen-Probe from such proceedings shall be the sole property of Gen-Probe. No settlement, consent judgement, or other voluntary final disposition of the suit may be entered into without the Consent of Bioanalysis, which consent shall not be unreasonably withheld.
               (d) In the event of an infringement or infringements by third parties of the Bioanalysis Patent Rights, and on a scale significantly affecting Gen-Probe's sales of Licensed Products, and neither UWCM, nor Bioanalysis, nor Gen-Probe shall elect to bring an



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
infringement suit against such infringer, the royalties hereunder payable by Gen-Probe shall be reduced by [***]; provided, however, Gen-Probe shall present information to Bioanalysis that such infringer shall have refused to enter into a sublicensing agreement with Gen-Probe.

     12.  Termination

     (i) In the event that any of the University or Bioanalysis Patent Rights are found to be invalid, and such finding permits others to practice the Chemiluminescence Technology in a significant way, Gen-Probe may terminate this Agreement upon ninety (90) days written notice to Bioanalysis.

     (ii) This Agreement may be terminated by either Bioanalysis or Gen-Probe for breach or default of the other. Such termination shall be effective sixty (60) days after written notice is delivered to the breaching party unless the breach or default is cured prior to the expiration of the sixty
(60) day period. This Agreement may not be terminated in the event of disagreement between the parties as to the amount of royalties due. In the event of such disagreement, if resolution cannot be achieved between the parties, the parties agree to engage in a procedure of binding arbitration in New York City in accordance with the Rules of the American Arbitration Association before a panel of three arbitrators familiar with the technology and business to which this Agreement relates. One arbitrator shall be chosen by each of the parties and a third selected by the two chosen by the parties. Both parties shall share the cost associated with the arbitration equally; provided, however, that in the event the amount claimed to be owed by Gen-Probe is in error by greater than 10% and such error has or would have resulted in underpayment of royalties by Gen-Probe, Gen-Probe shall bear all costs associated with the arbitration and the travel, room, and board expenses incurred by Bioanalysis in attending the arbitration; provided further, however, that all such costs and expenses payable solely by Gen-Probe shall not exceed [***], and that the remainder of the costs associated with the arbitration shall be shared equally.

     (iii) Upon termination of this Agreement for any reason, nothing herein shall be construed to release either party of any obligation which matured prior to the effective date of such termination, and Gen-Probe and/or any sublicensee thereof may, after the effective date of such termination, sell all Licensed Products, and complete Licensed Products in the process of manufacture at the time of such termination and sell the same, provided that Gen-Probe pays to Bioanalysis the royalties thereon as required by this Agreement and submits the reports required by this Agreement on the sales of Licensed Products. Further, upon termination for any reason, all sublicenses executed by Gen-Probe shall not terminate and shall automatically be assigned to Bioanalysis who shall be substituted for Gen-Probe as sublicensor. Gen-Probe shall take all reasonable steps as may be requested by Bioanalysis to effect such assignments.

     (iv) In the event that the UWCM Agreement is terminated for any reason prior to the termination date of this Agreement, whether


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                                      -9-
through breach of default of Bioanalysis or otherwise, this Agreement shall not terminate or lapse, but all the rights and obligations of Bioanalysis shall be automatically assigned and delegated to UWCM, who shall be substituted for Bioanalysis as licensor and sublicensor hereunder, and this Agreement shall remain in full force and effect by and between UWCM and Gen-Probe. In the event of any dispute between UWCM and Bioanalysis as to which Gen-Probe owes an obligation, Gen-Probe shall have the right to discharge that obligation to UWCM and such discharge shall be to the extent deemed full satisfaction of its obligation to Bioanalysis. If such obligation is a royalty obligation, Gen-Probe can deduct a payment made to UWCM from any royalty owed Bioanalysis as provided under this Agreement.

     13.  Infringement

          Bioanalysis shall defend, indemnify and hold Gen-Probe harmless from and against any and all claims, liabilities, expenses, damages, costs, attorneys' fees, judgments or decrees that may be incurred by Gen-Probe as a result of claims of infringement or ownership arising out of Gen-Probe's exercise of the rights granted to it by this Agreement up to and including 100% of royalties which shall become due subsequent to the date of assertion of any such claims. In the event Bioanalysis fails to defend, indemnify or hold Gen-Probe harmless as provided above, Gen-Probe shall be relieved from further obligation to pay royalties until such time as the dispute is resolved, and shall have the option, but no obligation, to take over the defense of said dispute, the expenses of which, including all damages incurred by Gen-Probe in connection therewith, shall be credited against royalties which become payable to Bioanalysis subsequent to the date of assertion of any such claims.

     14.  Breach by Affiliate

          A breach of this Agreement by an Affiliate of Gen-Probe shall be deemed to be a breach by Gen-Probe.

     15.  Assignment

          Gen-Probe may assign or otherwise transfer this Agreement and the licenses granted hereby and the rights acquired by it hereunder so long as such assignment or transfer are accompanied by a sale or other transfer of Gen-Probe's entire business or of that part of Gen-Probe's business to which the licenses granted hereby relates. In the event of such assignment or transfer, Gen-Probe shall require the assignee or transferee to agree in writing to be bound by the terms and provisions of this Agreement.

     16.  Government Laws, Codes and Regulations

          Gen-Probe and Gen-Probe Affiliates shall have sole responsibility for compliance with all laws, codes and regulations pertaining to the Licensed Products, their manufacture, use and marketing. Gen-Probe Affiliates shall bear all expenses, fees and costs with regard to obtaining approvals to comply with any of said laws, codes and regulations in all countries covered by this Agreement.

     17.  Applicable Laws

          This Agreement shall be construed and governed by the laws of the State of California (except as it may necessarily be subject to the Patent Laws of the United States).

     18.  Severability

          The parties hereto do not intend to violate any public policy, statutory or common law. However, if any sentence, paragraph, clause or combination of this Agreement contravenes any state or federal law or is found to be otherwise unenforceable by a court from which there is no appeal, or no appeal is taken, such sentences, paragraphs, clauses or combinations of the same shall be deleted and the remainder of this Agreement shall remain binding.

     19.  Notices

          All notices required or provided for use in this Agreement shall be in writing and shall be given by certified mail and properly addressed to the address of the party to be served as shown below. Notice shall be effective upon the date upon which such notice is mailed.

     If mailed to Bioanalysis:
               Dr. J. Stuart Woodhead
               Bioanalysis Ltd.
               College Buildings Courtenay Road
               P.O. Box 88
               University Place
               Cardiff CF1 1SA
               United Kingdom

     If to Gen-Probe:
               Mr. Howard C. Birndorf
               Executive Vice President
               Gen-Probe Incorporated
               9620 Chesapeake Drive
               San Diego, CA 92123

     If to UWCM:
               Professor H. Duthie, Provost
               University of Wales College of Medicine
               Cardiff CF4 4XN
               United Kingdom

     20.  Integration

          This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof and shall supercede all previous communications, presentations, understandings and agreements, either oral or written, between the parties or any official or representative thereof with respect to the subject matter of this Agreement. This Agreement may be amended or modified only by a written document executed by all of the parties hereto.

     IN WITNESS THEREOF, the parties hereunto have affixed their authorized signatures.

UNIVERSITY OF WALES COLLEGE                       BIOANALYSIS, LTD.
  OF MEDICINE

By: /s/                                           By: /s/ J. Stuart Woodhead
    --------------------------                        ----------------------
     Title: Academic Registrar                        Title: Director
            ------------------                               ---------------
     Date:     1/21/86                                Date:      1/21/86
           -------------------                              ----------------



                                GEN-PROBE, INC.

                                By: /s/ Howard C. Birndorf
                                    ----------------------
                                    Title: Vice President
                                           ---------------
                                    Date:    1/21/86
                                          ----------------

                                   SCHEDULE A

[Four Pages of Technical Information Deleted Pursuant to Confidential Treatment Request]